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                                 EXHIBIT 10(b)

                          CYPRUS AMAX MINERALS COMPANY

                               MATERIAL CONTRACTS
                      EXECUTIVE OFFICER SEPARATION POLICY

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                          CYPRUS AMAX MINERALS COMPANY
                      EXECUTIVE OFFICER SEPARATION POLICY


   1.  SCOPE

       This Policy applies to Executive Officers listed on Schedule A, which is attached, and which may be revised from time to time by action of the Compensation and Benefits Committee of the Board of Directors ("Committee"). In no event shall the Chairman, President, and Chief Executive Officer of Cyprus Amax Minerals Company ("Cyprus Amax") be a participant in this Policy. Any Executive Officer covered under this Policy may be excluded by action of the Committee.

   2.  TERMINATION OF EMPLOYMENT

       2.1  Terminations Which Give Rise to Separation Benefits Under This
            --------------------------------------------------------------
            Policy.
            -------

            (a)  elimination of position and/or responsibilities;
            (b)  consolidation of department, offices or divisions;
            (c)  reorganization;
            (d)  mergers, acquisitions or abandonment of properties;
            (e) a material diminution of position, authority, duties or responsibilities;
            (f) requirement to relocate more than fifty miles from current location;
            (g) reduction in base salary of more than 10 percent or a material reduction in employee benefits unless such a reduction is generally applicable to all other Executive Officers.

       2.2  Terminations Which Do Not Give Rise to Separation Benefits Under
            ----------------------------------------------------------------
            This Policy.
            -----------

            (a)  termination for good cause;
            (b)  termination for disability;
            (c)  termination because of retirement;
            (d) termination on a voluntary basis for reasons other than 2.1 (e through g) above.

3. SEPARATION BENEFITS

   (a) If the Executive Officer's employment is terminated under circumstances as described in Section 2.1 above, entitling the Executive Officer to Separation Benefits, Cyprus Amax shall pay to the Executive Officer, as soon as administratively feasible subsequent to Cyprus Amax's receipt of a timely release, which has been executed by the Executive Officer, and which is no longer revocable, a Separation Benefit equal to one year of the Executive Officer's base salary plus the Executive Officer's Target Annual Bonus. The Executive Officer shall also be eligible for a prorata bonus for the year of termination at the Committee's discretion. Provided, however, that any Executive Officer who is a participant in another agreement or arrangement which, upon termination, will provide benefits similar to those under Section 3(a) of this Agreement, shall not be entitled to the benefits under Section 3(a).

   (b) The Executive Officer shall be entitled to outplacement services provided by a firm of the Executive Officer's choice at a cost to Cyprus Amax of up to 15 percent of the Executive Officer's then current Base Salary plus Annual Bonus. Further, commencing upon termination, the Executive Officer shall be entitled to receive medical benefits (excluding dental) and life insurance for one year following date of termination. Provided, however, that any Executive Officer who is a participant in another agreement

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            or arrangement which, upon termination, will provide benefits similar to those under Section 3(b) of this Agreement, shall not be entitled to the benefits under Section 3(b).

4.  OTHER BENEFITS PAYABLE

    The Separation Benefits described in Section 3, except to the extent provided for under any other agreement or arrangement to which the Executive Officer is party to, shall be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options, or other benefits which may be owed to the Executive Officer following termination, including but not limited to accrued vacation, amount of benefits payable under any bonus or other compensation plans, stock option program, disability plan, contractual retirement benefits, or similar successor plans.

5.  BINDING OF SUCCESSORS

    This Policy shall bind any successor corporation, whether direct or indirect, by purchase, merger, consolidation, or otherwise, in the same manner and to the same extent that Cyprus Amax would be obligated under this Policy.

6.  AMENDMENT AND TERMINATION

    This Policy may be amended or terminated, at any time, by the Committee.

7.  EMPLOYMENT STATUS

    This Policy does not constitute a contract of employment or impose on Cyprus Amax any obligation to retain the Executive Officer as an employee.

8.  TAX WITHHOLDING

    Cyprus Amax may withhold from any amounts payable under this Policy such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

9.  POLICY

    This Policy shall be governed and construed in accordance with the laws of the State of Colorado, excluding any conflict of laws or provisions thereof which would cause the laws of any other state to be applicable thereto.

10. VALIDITY AND SEVERABILITY

    The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of the Policy.

11. ADMINISTRATION AND CLAIMS

    This Policy shall be administered by the Committee and the Committee shall have sole discretion in carrying out its responsibilities.

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                                   SCHEDULE A
                                     OF THE
                          CYPRUS AMAX MINERALS COMPANY
                      EXECUTIVE OFFICER SEPARATION POLICY


Pursuant to Section 1 of the Cyprus Amax Minerals Company Executive Officer Separation Policy, this Policy shall apply to the following incumbents and positions as of June 21, 1995:


     Gerald J. Malys       Senior Vice President and Chief Financial Officer
     Jeffrey G. Clevenger  President, Cyprus Climax Metals
     Gerold R. Spindler    President, Cyprus Amax Coal
     Philip C. Wolf        Senior Vice President, General Counsel and Secretary
     Robin J. Hickson      President, Engineering and Construction
     David H. Watkins      Senior Vice President, Exploration
     John Taraba           Vice President and Controller
     Francis J. Kane       Vice President, Investor Relations and Treasurer
     Gerard H. Peppard     Vice President, Human Resources

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